September 11, 2007

VIA SEDAR

British Columbia Securities Commission

Attn: Statutory Filings

701 West Georgia St.

PO Box 10142, Pacific Centre

Vancouver, B.C.

V7Y 1L2

Dear Sirs/Mesdames:

In compliance with National Instrument 54-101, we confirm the following advance notification of meeting for:

Issuer:

INTERNATIONAL TOWER HILL MINES LTD.

Class of Securities Entitled to Receive Notice:

Common

Class of Securities Entitled to Vote:

Common

Cusip No.:

46051L104

Meeting Type:

Annual General

Record Date for Notice:

October 9, 2007

Record Date for Voting:

October 9, 2007

Beneficial Ownership Determination Date:

October 9, 2007

Meeting Date & Time:

Tuesday, November 13, 2007 at 9:00 a.m.

Meeting Place:

#1901 – 1177 West Hastings St., Vancouver, BC

Business:

Annual

Yours truly,

INTERNATIONAL TOWER HILL MINES LTD.

“Marla K. Ritchie” (signed)

Corporate Secretary

cc:

TSX Venture Exchange

cc:

Alberta Securities Commission

cc:

Manitoba Securities Commission

cc:

New Brunswick Securities Commission

cc:

Newfoundland Securities Commission

cc:

Securities Registry - Northwest Territories

cc:

Nova Scotia Securities Commission

cc:

Ontario Securities Commission

cc:

Prince Edward Island Securities Commission

cc:

Quebec Securities Commission

cc:

Saskatchewan Securities Commission

cc:

Department of Justice - Yukon

cc:

Gowling Lafleur Henderson LLP, Attn: Mr. Daniel Allen (via email)

cc:

Computershare Investor Services Inc., Attn: Pam Hosfield (via email)

cc:

The American Stock Exchange LLC, Attn:  Kerri Ramirez (via email)